Calculation of Filing Fee Tables
S-3
ProMIS Neurosciences Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares, no par value per share	457(o)
		Debt	Debt Securities	457(o)
		Equity	Warrants	457(o)
		Equity	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,547.83
			Net Fee Due:						$ 20,072.17
Offering Note
[1]	a. The amount to be registered consists of $200,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-3 (this "Registration Statement") also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. b. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. c. Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities registered hereby, or upon exercise of warrants registered hereby, as the case may be.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	ProMIS Neurosciences Inc.	S-3	333-289577	08/13/2025		$ 7,547.83	Unallocated (Universal) Shelf			$ 49,300,000.00
Fee Offset Sources	2	ProMIS Neurosciences Inc.	S-3	333-289577		08/13/2025						$ 7,547.83
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered $50,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No. 333-289577) filed with the Securities and Exchange Commission on August 13, 2025, and declared effective on August 22, 2025 (the "Prior Registration Statement"). The Registrant paid an aggregate registration fee of $7,655.00 in connection with the Prior Registration Statement. The Registrant sold an aggregate of $700,000.00 of such securities under the Prior Registration Statement, leaving the balance of $49,300,000.00 (the "Unsold Securities"), representing $7,547.83 in registration fees, of such Unsold Securities under the Prior Registration Statement. Accordingly, the Registrant hereby applies the remaining balance of $7,547.83 in unused registration fees to offset the registration fee payable in connection with this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement.

Offset Note
[2]	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $7,655.00 of the registration fee previously paid in connection with the Prior Registration Statement (as defined below) in connection with the Unsold Securities (as defined below) to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date